EXECUTION

AMENDMENT NO. 1 TO
SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT
THIS AMENDMENT NO. 1 TO SECOND AMENDED AND RESTATED MASTER REPURCHASE AGREEMENT (this “Amendment”) is made and entered into as of September 27, 2021, by and between Bank of America, N.A. (“Buyer”) and loanDepot BA Warehouse, LLC (“Seller”), and acknowledged and agreed to by loanDepot.com, LLC, as guarantor and pledgor (“loanDepot” and together with the Seller, each a “loanDepot Party” and collectively, the “loanDepot Parties”). This Amendment amends that certain Second Amended and Restated Master Repurchase Agreement by and between Buyer and Seller, and acknowledged and agreed to by loanDepot, dated as of August 20, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Agreement”).
R E C I T A L S
Buyer and loanDepot Parties have previously entered into the Agreement pursuant to which Buyer may, from time to time, purchase certain Eligible Participation Interests from Seller and Seller agrees to sell certain Eligible Participation Interests to Buyer under a master repurchase facility. Buyer and loanDepot Parties hereby agree that the Agreement shall be amended as more fully provided herein.
In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and loanDepot Parties hereby agree as follows:
1.Amendments. Effective as of September 27, 2021, the Agreement is hereby amended as follows:
(a)Article 2.6(a) of the Agreement is hereby amended by deleting such article in its entirety and replacing it with the following:
(a)    Pricing Rate. Notwithstanding that Buyer and Seller intend that the Transactions hereunder be sales by Seller to Buyer of the Purchased Assets for all purposes except accounting and tax purposes, Seller shall pay Buyer a price differential on the Purchase Price for each Purchased Asset from the Date of Disbursement until, but not including, the date of repurchase, at an annual rate equal to the applicable Price Differential; provided, however, that if an Underlying Asset is deemed to be a Noncompliant Mortgage Loan, thereafter, the related Purchase Price shall bear a Price Differential at an annual rate equal to the sum of the Applicable Pricing Rate plus the Type Margin for a Noncompliant Mortgage Loan. Notwithstanding the foregoing, if the Repurchase Price for a Transaction is not paid by Seller when due (whether at the Repurchase Date, upon acceleration or otherwise), the Purchase Price shall bear a Price Differential from the date due until paid in full at an annual rate equal to the Default Rate.
(b)Article 3.3(a) of the Agreement is hereby amended by deleting such article in its entirety and replacing it with the following (modified text underlined for review purposes):
(a)    Dry Mortgage Loans. Prior to any Transaction the subject of which is a Purchased Asset related to a Dry Mortgage Loan (including eMortgage Loans),
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loanDepot Parties shall deliver to Buyer or its Custodian, or authorize and direct the Closing Agent to deliver to Buyer or its Custodian, the related Mortgage Loan Documents; provided that, with respect to an eMortgage Loan, loanDepot Parties shall deliver to Custodian each of Buyer’s and Guarantor’s MERS Org IDs, and shall cause (i) the Authoritative Copy of the related eNote to be delivered to the eVault via a secure electronic file, (ii) the Controller status of the related eNote to be transferred to Buyer, (iii) the Location status of the related eNote to be transferred to Custodian, (iv) the Delegatee status of the related eNote to be transferred to Custodian, in each case using MERS eDelivery and the MERS eRegistry, (v) the Master Servicer Field status of the related eNote shall reflect the MERS Org ID of the Seller and (vi) the Subservicer Field status of the related eNote to be (x) if there is a third-party subservicer, such subservicer’s MERS Org ID or (y) if there is not a subservicer, blank (collectively, the “eNote Delivery Requirements”).
(c)Article 9.5 of the Agreement is hereby amended by deleting such article in its entirety and replacing it with the following:
9.5    Servicing of Mortgage Loans. Subject to Section 6.2 above, Guarantor shall subservice all Underlying Assets at Guarantor’s expense and without charge of any kind to Buyer. Guarantor may delegate its obligations hereunder to subservice the Underlying Assets (subject to Section 6.2) to an independent subservicer provided that such independent subservicer and the related Servicer Notice has been approved by Buyer. The failure of Guarantor to obtain the prior approval of Buyer regarding the delegation of its subservicing obligations to an independent subservicer shall be considered an Event of Default hereunder. In any event, Guarantor or its delegate shall subservice such Underlying Assets with the degree of care and in accordance with the subservicing standards generally prevailing in the industry, including those required by Fannie Mae, Freddie Mac and Ginnie Mae.
(d)Exhibit A of the Agreement is hereby amended by deleting the definitions of “Custodial Agreement”, “Electronic Tracking Agreement”, “Payment Date” and “Rebuttable Presumption Qualified Mortgage” in thier entirety and replacing them with the following:
Custodial Agreement: That certain Third Amended and Restated Custodial Agreement, dated as of September 27, 2021, among Buyer, Guarantor and Custodian, as the same may be amended, restated, supplemented or otherwise modified from time to time.
Electronic Tracking Agreement: One or more Electronic Tracking Agreements with respect to (x) the tracking of changes in the ownership, mortgage servicers and servicing rights ownership of Underlying Assets held on the MERS System, and (y) the tracking of the Control of eNotes held on the MERS eRegistry, each in a form acceptable to Buyer, in each case, as the same may amended, restated, supplemented or otherwise modified, from time to time.
Payment Date: With respect to (i) Unused Facility Fees, by the thirtieth (30th) day following the end of each quarter, (ii) Over/Under Account interest, the tenth (10th) Business Day of each quarter, and (iii) Price Differential, the fifth (5th) Business Day of

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each month; provided, however, in each case, Buyer may change the Payment Date from time to time upon thirty (30) days prior notice to loanDepot Parties.
Rebuttable Presumption Qualified Mortgage: A Qualified Mortgage as defined in 12 CFR 1026.43(e) with an annual percentage rate that exceeds the average prime offer rate for a comparable mortgage loan as of the date the interest rate is set by the thresholds set forth in 12 CFR 1026.43(b)(4) or 12 CFR 1026.43(e)(2)(vi), as applicable.
(e)Exhibit A of the Agreement is hereby further amended by inserting the following new definition in the appropriate alphabetical order:
FDIC: The Federal Deposit Insurance Corporation or any successor thereto.
Price Differential: For each Purchased Asset or Transaction as of any date of determination, an amount equal to the product of (a) (i) prior to the occurrence of an Event of Default, the sum of the Applicable Pricing Rate plus the applicable Type Margin, or (ii) following the occurrence and during the continuance of an Event of Default, the Default Rate, and (b) the Purchase Price for such Purchased Asset or Transaction. Price Differential will be calculated in accordance with Section 2.6.
(f)Exhibit L of the Agreement, “Representations and Warranties Concerning Purchased Assets”, is hereby amended by deleting clause (ii)(xi) in its entirety and replacing it with the following:
(xi)    there is no defect with respect to the eNote that would result in Buyer having less than full rights, benefits and defenses of “Control” (within the meaning of the UETA) of the Transferable Record; and
2.Condition Precedent. As a condition precedent to the effectiveness of this Amendment, Seller shall remit to Buyer a facility fee attributable to the renewal of the Agreement (the “Renewal Facility Fee”), in accordance with Section 5.1 of the Agreement. The Renewal Facility Fee shall be deemed due, earned and payable in full on the date hereof. Upon early termination of the Agreement, no portion of the Renewal Facility Fee will be refunded to Seller.
3.Fees and Expenses. The Seller agrees to pay to Buyer all fees and out of pocket expenses incurred by Buyer in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel to Buyer incurred in connection with this Amendment, in accordance with Section 11.7 of the Agreement.
4.No Other Amendments; Conflicts with Previous Amendments. Other than as expressly modified and amended herein, the Agreement shall remain in full force and effect and nothing herein shall affect the rights and remedies of Buyer as provided under the Agreement. To the extent any amendments to the Agreement contained herein conflict with any previous amendments to the Agreement, the amendments contained herein shall control.
5.Capitalized Terms. Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Agreement.
6.Representations. In order to induce Buyer to execute and deliver this Amendment, loanDepot Parties hereby represent to Buyer that as of the date hereof, after giving effect to this Amendment,

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(i) loanDepot Parties are in full compliance with all of the terms and conditions of the Principal Agreements and remain bound by the terms thereof, and (ii) no Potential Default or Event of Default has occurred and is continuing under the Principal Agreements.
7.Governing Law. This Amendment shall be construed in accordance with the laws of the State of New York without regard to any conflicts of law provisions (except for Sections 5-1401 and 5-1402 of the New York General Obligations Law which shall govern). All legal actions between or among the parties regarding the Agreement, including, without limitation, legal actions to enforce the Agreement or because of a dispute, breach or default of the Agreement, shall be brought in the federal or state courts located in New York County, New York, which courts shall have sole and exclusive in personam, subject matter and other jurisdiction in connection with such legal actions and the parties acknowledge and agree that venue in such courts shall be convenient and appropriate for all purposes.
8.Severability. Each provision and agreement herein shall be treated as separate and independent from any other provision or agreement herein and shall be enforceable notwithstanding the unenforceability of any such other provision or agreement.
9.Counterparts. This Amendment and any document, amendment, approval, consent, information, notice, certificate, request, statement, disclosure or authorization related to this Amendment (each a “Communication”) may be in the form of an Electronic Record and may be executed using Electronic Signatures (including, without limitation, facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. This Amendment may be executed simultaneously in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same agreement. For the avoidance of doubt, the authorization under this paragraph may include, without limitation, use or acceptance by Buyer of a manually signed paper Communication which has been converted into electronic form (such as scanned into PDF format), or an electronically signed Communication converted into another format, for transmission, delivery and/or retention. Electronic Signatures and facsimile signatures shall be deemed valid and binding to the same extent as the original. For purposes hereof, “Electronic Record” and “Electronic Signature” shall have the meanings assigned to them, respectively, by 15 USC §7006, as it may be amended from time to time.

[signature pages follow]

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IN WITNESS WHEREOF, Buyer and loanDepot Parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first written above. Buyer shall have no obligation to honor the terms and conditions of this Amendment if loanDepot Parties fail to fully execute and return this document to Buyer within three (3) days after the date hereof.

BANK OF AMERICA, N.A., as Buyer By:_/s/ Adam Robitshek___________________ Name: Adam Robitshek Title: Director	LOANDEPOT BA WAREHOUSE, LLC, as Seller By:__/s/ Patrick Flanagan___________________ Name: Patrick Flanagan Title: President
Acknowledged and Agreed to by: LOANDEPOT.COM, LLC, as guarantor By:__/s/ Patrick Flanagan__________________ Name: Patrick Flanagan Title: Chief Financial Officer
LOANDEPOT.COM, LLC, as pledgor By: __/s/ Patrick Flanagan___________________ Name: Patrick Flanagan Title: Chief Financial Officer

Signature Page to Amendment No. 1 to Second A&R MRA (BANA/loanDepot)